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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 2-93448 on Form S-8, pertaining to the Lexington Precision Corporation (formerly Blasius Industries, Inc.) 1983 Incentive Stock Option Plan of our report dated February 28, 1995 with respect to the consolidated financial statements and schedule of Lexington Precision Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1994.




                                        ERNST & YOUNG LLP





Cleveland, Ohio
March 30, 1995